UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2012

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On May 31, 2012, Vishay Intertechnology, Inc. (“Vishay”) issued $150,000,000 aggregate principal amount of 2.25% Senior Convertible Debentures due 2042 (the “Debentures”) to J.P. Morgan Securities LLC and Goldman, Sachs & Co. (the “Initial Purchasers,” and the issuance of such Debentures, the “Offering”).

The Debentures are governed by an Indenture, dated as of May 31, 2012 (the “Indenture”), between Vishay and Union Bank, N.A., as trustee, and will bear interest at a rate of 2.25% per year payable semi-annually in arrears on June 1 and December 1 of each year, beginning December 1, 2012. In addition, beginning on June 1, 2022, the Debentures may accrue contingent interest of up to 0.65% per annum under certain circumstances. Vishay may also be required to pay additional interest of up to 0.25% if Vishay is not in compliance with certain reporting obligations to the holders of the Debentures, and a further amount of up to 0.50% if Vishay is not current (after a grace period) with periodic filings with the Securities and Exchange Commission.  The Debentures will mature on June 1, 2042, unless earlier redeemed, repurchased or converted. The Debentures are convertible into shares of Vishay common stock (“Common Stock”) at a conversion rate of 84.6937 shares of Common Stock per $1,000 principal amount of Debentures, subject to adjustment. Prior to March 1, 2042, such conversion is subject to the satisfaction of certain conditions set forth below. The holders of the Debentures who convert their Debentures in connection with a fundamental change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate.

Additionally, in the event of a fundamental change, the holders of the Debentures may require Vishay to repurchase all or a portion of their Debentures at a purchase price equal to 100% of the principal amount of Debentures, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date. The Debentures are redeemable at the option of Vishay at any time after June 7, 2022 if the last reported sale price of the Common Stock is at least 150% of the conversion price of the Debentures for at least 20 trading days during any 30 trading day period prior to the date on which Vishay provides notice of redemption. Furthermore, on or prior to May 31, 2013, Vishay may also redeem all or any part of the Debentures for cash, at a premium, if certain U.S. federal tax legislation, regulations or rules are enacted or are issued.

The holders of the Debentures may also convert their Debentures on or after March 1, 2042 until the close of business on the third scheduled trading day immediately preceding the maturity date. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. Upon conversion, Vishay will satisfy the conversion obligation by delivering cash, shares of Common Stock or any combination thereof, at its option. Prior to March 1, 2042, the holders of the Debentures may convert their Debentures, under any of the following conditions:

•
during any fiscal quarter commencing after the fiscal quarter ended September 29, 2012 (and only during such fiscal quarter), if the last reported sale price of Common Stock for at least 20 trading days during the 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•
during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Debenture for each day of that five consecutive trading day period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate on each such trading day;

•	if Vishay calls any or all of the Debentures for redemption, at any time prior to the close of business on the third scheduled trading day immediately preceding the redemption date; or

•	upon the occurrence of specified corporate events.

At the direction of its Board of Directors, Vishay intends, upon conversion, to repay the principal amount of the Debentures in cash and settle any additional amounts in shares.

The above description of the Indenture and the Debentures is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Debenture included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms and conditions of the Debentures and Indenture described in Items 1.01 and 3.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, Vishay issued $150,000,000 aggregate principal amount of Debentures to the Initial Purchasers on May 31, 2012 in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Vishay expects to pay an estimated aggregate amount of approximately $4.3 million of offering expenses in connection with the transaction, including the initial purchasers' discounts.

Vishay offered and sold the Debentures to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers are initially offering the Debentures to “qualified institutional buyers” pursuant to an exemption from registration provided by Rule 144A under the Securities Act. Vishay relied on this exemption from registration based in part on representations made by the Initial Purchasers.

The Debentures and Common Stock issuable upon conversion of the Debentures have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Vishay is filing the information above under Item 3.02. However, as a result of the obligations under the Debentures upon conversion being payable in cash as described in Item 1.01 of this Current Report on Form 8-K, the number of shares of Common Stock issuable upon conversion of the Debentures may constitute less than 1% of the number of shares of Common Stock outstanding.

Item 7.01 – Regulation FD Disclosure.

On May 31, 2012, Vishay issued a press release announcing the closing of the Offering of $150,000,000 aggregate principal amount of 2.25% convertible senior debentures due in 2042. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained under Item 7.01 in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01 – Other Events.

Vishay used the net proceeds from this Offering, together with cash on hand, to repurchase approximately 13.95 million shares of Common Stock for an aggregate purchase price of $150 million.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of May 31, 2012, by and between the Vishay Intertechnology, Inc. and Union Bank, N.A., as Trustee.

99.1	Press release dated May 31, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2012

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer